UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2013

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1154 Shenandoah Village Drive, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Director

On July 23, 2013, Alfheidur H. Saemundsson informed NTELOS Holdings Corp. (the “Company”) of her resignation as a member of its board of directors (the “Board”), effective on the same date. Ms. Saemundsson served on the Board as a designee of the Quadrangle Entities (defined below) pursuant to their rights under the Amended and Restated Shareholders Agreement, dated as of February 13, 2006, among the Company, Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners-A, LP, Quadrangle NTELOS Holdings II LP (together with Quadrangle Capital Partners LP, Quadrangle Select Partners LP and Quadrangle Capital Partners-A, LP, the “Quadrangle Entities”) and the management shareholders named therein. There were no disputes or disagreements between Ms. Saemundsson and the Company.

Election of Director

On July 25, 2013, the Board, upon a recommendation of the Nominating and Corporate Governance Committee, elected David A. Chorney, effective as of such date, to fill the vacancy on the Board created by Ms. Saemundsson’s resignation.

Mr. Chorney, age 36, is a Vice President of Quadrangle Group LLC. Mr. Chorney previously served as a Vice President at Credit Suisse Group AG in the Technology, Media & Telecom (TMT) group, having joined the investment banking division in New York in 2007. From 2003 to 2007, Mr. Chorney practiced as a corporate attorney at the law firm Paul, Weiss, Rifkind, Wharton & Garrison LLP in New York.

Mr. Chorney does not have any relationships with the Company that would require disclosure pursuant to Item 404(a) of SEC Regulation S-K. Mr. Chorney does not have a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

Mr. Chorney, as a designee of the Quadrangle Entities, will not receive any compensation from the Company for his service on the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2013

NTELOS HOLDINGS CORP.

By:	/s/ Brian J. O’Neil
Brian J. O’Neil
Executive Vice President, General Counsel and Secretary

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